                                                                       EXHIBIT 8


                        [Latham & Watkins LLP Letterhead]

                               September 27, 2004

Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York  11042

            Re:  2,635,046 shares of common stock (the "Common Stock") of
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                 Kimco Realty Corporation (the "Company")
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Ladies and Gentlemen:

                  In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you on September 27, 2004 with the Securities and Exchange Commission, in connection with the registration of the Common Stock under the Securities Act of 1933, as amended, you have requested our opinion concerning the statements in the Registration Statement under the caption "Material Federal Income Tax Considerations."

                  This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through certificates of an officer of the Company (the "Officer's Certificates"). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

                  In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation of the facts set forth in the above-referenced documents or in the Officer's Certificates. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

                  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption "Material Federal Income Tax Considerations," insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Officer's Certificates may affect the conclusions stated herein. Moreover, as described in the Registration Statement, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet the various qualification tests imposed under the Internal Revenue Code of 1986, as amended, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                  This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                                     Very truly yours,



                                                     /s/ Latham & Watkins LLP